Exhibit 99.1

TIME WARNER CABLE TO MERGE WITH COMCAST CORPORATION TO CREATE
A WORLD-CLASS TECHNOLOGY AND MEDIA COMPANY

Strategic Combination Will Accelerate Delivery of Comcast’s Technologically Advanced Products and Services to Time Warner Cable’s Customers

Transaction Creates Multiple Pro-Consumer and Pro-Competitive Benefits,
Including for Small and Medium-Sized Businesses

PHILADELPHIA and NEW YORK – (February 13, 2014) -- Comcast Corporation (Nasdaq: CMCSA, CMCSK) and Time Warner Cable (NYSE: TWC) today announced that their Boards of Directors have approved a definitive agreement for Time Warner Cable to merge with Comcast. The agreement is a friendly, stock-for-stock transaction in which Comcast will acquire 100 percent of Time Warner Cable’s 284.9 million shares outstanding for shares of CMCSA amounting to approximately $45.2 billion in equity value. Each Time Warner Cable share will be exchanged for 2.875 shares of CMCSA, equal to Time Warner Cable shareholders owning approximately 23 percent of Comcast’s common stock, with a value to Time Warner Cable shareholders of approximately $158.82 per share based on the last closing price of Comcast shares. The transaction will generate approximately $1.5 billion in operating efficiencies and will be accretive to Comcast’s free cash flow per share while preserving balance sheet strength. The merger will also be tax free to Time Warner Cable shareholders.

This transaction will create a leading technology and innovation company, differentiated by its ability to deliver ground-breaking products on a superior network while leveraging a national platform to create operating efficiencies and economies of scale.

“The combination of Time Warner Cable and Comcast creates an exciting opportunity for our company, for our customers, and for our shareholders,” said Brian L. Roberts, Chairman and Chief Executive Officer, Comcast Corporation. “In addition to creating a world-class company, this is a compelling financial and strategic transaction for our shareholders. Also, it is our intention to expand our buyback program by an additional $10 billion at the close of the transaction. We believe there are meaningful operational efficiencies and the adjusted purchase multiple is approximately 6.7x Operating Cash Flow. This transaction will be accretive and will yield many synergies and benefits in the years ahead. Rob Marcus and his team have created a pure-play cable company that, combined with Comcast, has the foundation for future growth. We are looking forward to working with his team as we bring our companies together to deliver the most innovative products and services and a superior customer experience within the highly competitive and dynamic marketplace in which we operate.”

“This combination creates a company that delivers maximum value for our shareholders, enormous opportunities for our employees and a superior experience for our customers,” said Robert D. Marcus, Chairman and CEO of Time Warner Cable. “Comcast and Time Warner Cable have been the leaders in all of the industry’s most important innovations of the last 25 years and this merger will accelerate the pace of that innovation. Brian Roberts, Neil Smit, Michael Angelakis and the Comcast management team have built an industry-leading platform and innovative products and services, and we’re excited to be part of delivering all of the possibilities of cable’s superior broadband networks to more American consumers.”

The new cable company, which will be led by President and CEO Neil Smit, will generate multiple pro-consumer and pro-competitive benefits, including an accelerated deployment of existing and new innovative products and services for millions of customers. Comcast’s subscribers today have access to the most comprehensive video experience, including the cloud-based X1 Entertainment Operating System, plus 50,000 video on demand choices on television, 300,000 plus streaming choices on XfinityTV.com, Xfinity TV mobile apps that offer 35 live streaming channels plus the ability to download to watch offline later, and the newly launched X1 cloud DVR. Comcast is also a technology leader in broadband and has increased Internet speeds 12 times in the past 12 years across its entire footprint.

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Time Warner Cable owns cable systems located in key geographic areas, including New York City, Southern California, Texas, the Carolinas, Ohio, and Wisconsin. Time Warner Cable will combine its unique products and services with Comcast’s, including StartOver, which allows customers to restart a live program in progress to the beginning, and LookBack, which allows customers to watch programs up to three days after they air live, all without a DVR. Time Warner Cable also has been a leader in the deployment of community Wi-Fi, and will combine its more than 30,000 hotspots, primarily in Los Angeles and New York City, and its in-home management system, IntelligentHome, with Comcast’s offerings.

Through this merger, more American consumers will benefit from technological innovations, including a superior video experience, higher broadband speeds, and the fastest in-home Wi-Fi. The transaction also will generate significant cost savings and other efficiencies. American businesses will benefit from a broader platform, and the Company will be better able to offer advanced services like high-performance point-to-point and multi-point Ethernet services and cloud-based managed services to enterprises. Additionally, the transaction will combine complementary advertising platforms and channels and allow Comcast to offer broader and more valuable packages to national advertisers.

Through the merger, Comcast will acquire Time Warner Cable’s approximately 11 million managed subscribers. In order to reduce competitive concerns, Comcast is prepared to divest systems serving approximately 3 million managed subscribers. As such, Comcast will, through the acquisition and management of Time Warner Cable systems, net approximately 8 million managed subscribers in this transaction. This will bring Comcast’s managed subscriber total to approximately 30 million. Following the transaction, Comcast’s share of managed subscribers will remain below 30 percent of the total number of MVPD subscribers in the U.S. and will be essentially equivalent to Comcast Cable’s subscriber share after its completion of both the 2002 AT&T Broadband transaction and the 2006 Adelphia transaction.

The companies said the merger agreement between Comcast and Time Warner Cable is subject to shareholder approval at both companies and regulatory review and other customary conditions and is expected to close by the end of 2014.

J.P. Morgan, Paul J. Taubman, and Barclays Plc acted as financial advisors to Comcast and Davis Polk & Wardwell LLP and Willkie Farr & Gallagher LLP are its legal advisors. Morgan Stanley, Allen & Company, Citigroup and Centerview Partners are financial advisors to Time Warner Cable and its Board of Directors, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Skadden, Arps, Slate, Meagher & Flom LLP are legal advisors.

Teleconference and Webcast for Financial Community

Comcast and Time Warner Cable will host a conference call with the financial community on Thursday, February 13, 2014, at 8:30 a.m. Eastern Time (ET) to discuss this announcement. The conference call will be broadcast live via the companies’ Investor Relations websites at  www.cmcsa.com and www.twc.com/investors. Those interested in participating via telephone should dial (800) 263-8495 with the conference ID number 22627319. A replay of the call will be available starting at 12:30 p.m. ET on February 13, 2014, on the companies’ Investor Relations websites or by telephone. To access the telephone replay, dial (855) 859-2056 with the conference ID number 22627319.

Teleconference for Journalists

Comcast and Time Warner Cable will also host a conference call with journalists on Thursday, February 13, 2014, at 9:45 a.m. Eastern Time (ET) to discuss this announcement. Journalists interested in participating in the call should dial (888) 290-8622 with the conference ID number 29882449. A replay of the call will be available starting at 1:30 PM (ET) on February 13, 2014. To access the telephone replay, dial (800) 585-8367 with the conference ID number 29882449.

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About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is the nation's largest video, high-speed Internet and phone provider to residential customers under the XFINITY brand and also provides these services to businesses. NBCUniversal operates 30 news, entertainment and sports cable networks, the NBC and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit  www.comcastcorporation.com for more information.

About Time Warner Cable

Time Warner Cable Inc. (NYSE:TWC) is among the largest providers of video, high-speed data and voice services in the United States, connecting 15 million customers to entertainment, information and each other. Time Warner Cable Business Class offers data, video and voice services to businesses of all sizes, cell tower backhaul services to wireless carriers and enterprise-class, cloud- enabled hosting, managed applications and services. Time Warner Cable Media, the advertising arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions. More information about the services of Time Warner Cable is available at  www.twc.com,  www.twcbc.com and  www.twcmedia.com.

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Media Contacts

Comcast:

D’Arcy Rudnay, (215) 286-8582

John Demming, (215) 286-8011

Time Warner Cable:

Ellen East, (212) 364-8228
Susan Leepson, (212) 364-8281

Bobby Amirshahi, (212) 364-8292

Investor Contacts

Comcast:

Jason S. Armstrong, (215) 286-7972
Jane B. Kearns, (215) 286-4794

Time Warner Cable:

Tom Robey, (212) 364-8218
Laraine Mancini, (212) 364-8202

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction between Comcast Corporation (“Comcast”) and Time Warner Cable Inc. (“Time Warner Cable”), Comcast and Time Warner Cable will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Comcast registration statement on Form S-4 that will include a joint proxy statement of Comcast and Time Warner Cable that also constitutes a prospectus of Comcast, and a definitive joint proxy statement/prospectus will be mailed to shareholders of Comcast and Time Warner Cable. INVESTORS AND SECURITY HOLDERS OF COMCAST AND TIME WARNER CABLE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Comcast or Time Warner Cable through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Comcast will be available free of charge on Comcast’s website at http://cmcsa.com or by contacting Comcast’s Investor Relations Department at 866-281-2100. Copies of the documents filed with the SEC by Time Warner Cable will be available free of charge on Time Warner Cable’s website at http://ir.timewarnercable.com or by contacting Time Warner Cable’s Investor Relations Department at 877-446-3689.

Comcast, Time Warner Cable, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Time Warner Cable is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 15, 2013, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 4, 2013, and its Current Reports on Form 8-K filed with the SEC on April 30, 2013, July 29, 2013 and December 6, 2013. Information about the directors and executive officers of Comcast is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 12, 2014, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 5, 2013, and its Current Reports on Form 8-K filed with the SEC on July 24, 2013 and August 16, 2013. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of Time Warner Cable by Comcast, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products, and any other statements regarding Comcast’s and Time Warner Cable’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward- looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; Comcast’s ability to achieve the synergies and value creation contemplated by the proposed transaction; Comcast’s ability to promptly, efficiently and effectively integrate Time Warner Cable’s operations into those of Comcast; and the diversion of management time on transaction-related issues. Additional information concerning these and other factors can be found in Comcast’s and Time Warner Cable’s respective filings with the SEC, including Comcast’s and Time Warner Cable’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Comcast and Time Warner Cable assume no obligation to update any forward -looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.